Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2022 Results

Full Year Overview

>	Total Revenues of $1.03 billion, an increase of 3% from a year ago
>	GAAP Pretax Income of $201 million and Adjusted Pretax Income of $221 million
>	GAAP Diluted EPS of $3.51 and Adjusted EPS of $3.92

Fourth Quarter Overview

>	Total Revenues of $280 million, a decrease of 11% from a year ago
>	GAAP Pretax Income of $60 million and Adjusted Pretax Income of $61 million
>	GAAP Diluted EPS of $0.95 and Adjusted EPS of $1.08

2022 Investments and Capital Management

>	9% increase in Company-wide headcount
>	2.2 million share equivalents repurchased; record open market repurchases of 1.7 million shares
>	$223 million of cash, cash equivalents and short-term investments at year end and had no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are pleased with our 2022 financial performance, delivering year-over-year revenue growth. These results were achieved in a difficult market environment as our integrated capabilities enabled us to serve our clients with differentiated insights and expertise. Across all of our businesses, we delivered strong relative performance. As before, we remain confident in our future growth prospects.”

New York, February 7, 2023: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the full year and quarter ended December 31, 2022.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2022 and 2021:

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
	(Dollars in Millions)
Revenues
Advisory	$230.8	$232.6	(1%)	$823.5	$762.7	8%
Placement	43.4	79.1	(45%)	192.9	216.7	(11%)
Interest Income & Other	5.8	1.6	263%	9.1	12.5	(27%)
Total Revenues	$280.0	$313.3	(11%)	$1,025.5	$991.9	3%

Year Ended

Total Revenues increased to $1.03 billion for the year, up 3% from $992 million for the prior year.

Advisory Revenues increased to $823 million for the year, up 8% from $763 million for the prior year, principally due to an increase in restructuring revenues.

Placement Revenues decreased to $193 million for the year, down 11% from $217 million for the prior year, due to a decrease in corporate placement revenues.

Interest Income & Other decreased $3 million for the year compared with the prior year principally due to a reduction in the fair market value on certain equity securities received as part of transaction compensation.

Three Months Ended

Total Revenues decreased to $280 million for the current quarter, down 11% from $313 million for the prior year.

Advisory Revenues decreased to $231 million for the current quarter, down 1% from $233 million for the prior year. Decreases in strategic advisory and secondary advisory revenues were almost entirely offset by an increase in restructuring revenues.

Placement Revenues decreased to $43 million for the current quarter, down 45% from $79 million for the prior year, principally due to a decrease in corporate placement revenues.

Interest Income & Other increased $4 million for the current quarter compared with the prior year principally due to more favorable foreign currency rates.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$669.1	$657.4	$640.0	$625.2
% of Revenues	65.2%	64.1%	64.5%	63.0%
Non-Compensation	$154.9	$147.6	$132.5	$124.5
% of Revenues	15.1%	14.4%	13.4%	12.5%
Total Expenses	$824.0	$805.0	$772.5	$749.6
% of Revenues	80.4%	78.5%	77.9%	75.6%
Pretax Income	$201.5	$220.5	$219.4	$242.3
% of Revenues	19.6%	21.5%	22.1%	24.4%

	Three Months Ended December 31,
	2022		2021
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$180.2	$180.2	$205.2	$201.0
% of Revenues	64.4%	64.4%	65.5%	64.2%
Non-Compensation	$39.7	$38.5	$33.3	$31.3
% of Revenues	14.2%	13.7%	10.6%	10.0%
Total Expenses	$220.0	$218.7	$238.4	$232.3
% of Revenues	78.6%	78.1%	76.1%	74.1%
Pretax Income	$60.0	$61.3	$74.8	$81.0
% of Revenues	21.4%	21.9%	23.9%	25.9%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $669 million for the year compared with $640 million for the prior year. Adjusted Compensation and Benefits Expense was $657 million for the year compared with $625 million for the prior year. The adjusted compensation accrual rate was 64.1% compared with 63.0% for the prior year.

Three Months Ended

GAAP Compensation and Benefits Expense was $180 million for the quarter compared with $205 million for the prior year. Adjusted Compensation and Benefits Expense was also $180 million for the current quarter compared with $201 million for the prior year.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $155 million for the year compared with $132 million for the prior year. Adjusted Non-Compensation Expense was $148 million for the year compared with $124 million for the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense was principally due to an additional $16 million in Travel and Related resulting from increased levels of business travel. Excluding Travel and Related, GAAP and Adjusted Non-Compensation Expense increased 5% and 6%, respectively, compared with prior year results.

Three Months Ended

GAAP Non-Compensation Expense was $40 million for the current quarter compared with $33 million for the prior year. Adjusted Non-Compensation Expense was $38 million for the current quarter compared with $31 million for the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense was principally due to an additional $3.6 million in Travel and Related resulting from increased levels of business travel and an additional $2.4 million in Professional Fees.

Provision for Taxes

As of December 31, 2022, PJT Partners Inc. owned 62.4% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended December 31, 2022 and 2021 was 23.2% and 14.3%, respectively. The effective tax rate for GAAP Net Income for the years ended December 31, 2022 and 2021 was 18.2% and 13.4%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the year ended December 31, 2022 was 26.0% compared with 22.3% for the prior year. The tax rate increase was primarily due to a lesser tax benefit received from the delivery of vested shares at values in excess of the original grant prices.

Capital Management and Balance Sheet

As of December 31, 2022, the Company held cash, cash equivalents and short-term investments of $223 million and had no funded debt.

During the year ended December 31, 2022, the Company repurchased 1.7 million shares of Class A common stock in the open market, exchanged 250 thousand Partnership Units for shares of Class A common stock, exchanged 226 thousand Partnership Units for cash and net share settled 275 thousand shares of Class A common stock to satisfy employee tax obligations. During the fourth quarter 2022, the Company repurchased 124 thousand shares of Class A common stock in the open market, exchanged 38 thousand Partnership Units for cash and net share settled 15 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the year ended December 31, 2022, the Company repurchased 2.2 million share equivalents at an average price of $66.02 per share. During the fourth quarter 2022, the Company repurchased 177 thousand share equivalents at an average price of $73.84 per share.

As of December 31, 2022, the Company’s remaining repurchase authorization was $174 million.

The Company intends to repurchase 143 thousand Partnership Units for cash on February 14, 2023 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on February 9, 2023.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on March 22, 2023 to Class A common stockholders of record as of March 8, 2023.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 7, 2023 at 8:30 a.m. ET to discuss its full year and fourth quarter 2022 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (888) 254-3590 (U.S. domestic) or +1 (720) 543-0214 (international), passcode 4189218. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide private fund advisory and fundraising services for alternative investment strategies, including private equity, real estate, hedge funds and private credit. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms; (d) the impact of catastrophic events on the U.S. and the global economy, including business disruptions, pandemics, reductions in employment and an increase in business failures; (e) the impact of catastrophic events on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment, including as a result of inflation and rising interest rates.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Advisory	$230,784	$232,599	$823,496	$762,723
Placement	43,405	79,081	192,890	216,692
Interest Income and Other	5,764	1,586	9,119	12,530
Total Revenues	279,953	313,266	1,025,505	991,945
Expenses
Compensation and Benefits	180,242	205,174	669,141	640,040
Occupancy and Related	9,422	8,898	35,253	34,686
Travel and Related	7,726	4,094	25,197	9,073
Professional Fees	5,548	3,193	27,200	27,209
Communications and Information Services	4,078	4,512	16,897	18,060
Depreciation and Amortization	3,319	4,215	15,475	15,750
Other Expenses	9,625	8,341	34,871	27,678
Total Expenses	219,960	238,427	824,034	772,496
Income Before Provision for Taxes	59,993	74,839	201,471	219,449
Provision for Taxes	13,923	10,721	36,699	29,494
Net Income	46,070	64,118	164,772	189,955
Net Income Attributable to Non-Controlling Interests	21,496	29,222	74,238	83,787
Net Income Attributable to PJT Partners Inc.	$24,574	$34,896	$90,534	$106,168
Net Income Per Share of Class A Common Stock
Basic	$0.97	$1.40	$3.61	$4.25
Diluted	$0.95	$1.32	$3.51	$3.99
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,213,986	24,898,355	25,077,835	24,959,382
Diluted	26,974,129	42,117,482	26,616,640	42,358,705

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Net Income	$46,070	$64,118	$164,772	$189,955
Less: GAAP Provision for Taxes	13,923	10,721	36,699	29,494
GAAP Pretax Income	59,993	74,839	201,471	219,449

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	19	4,162	11,765	14,888
Amortization of Intangible Assets(2)	1,230	1,927	6,506	7,777
Spin-Off-Related Payable Due to Blackstone(3)	33	64	804	199
Adjusted Pretax Income	61,275	80,992	220,546	242,313
Adjusted Taxes(4)	13,814	14,099	40,020	35,087
Adjusted Net Income	47,461	66,893	180,526	207,226

If-Converted Adjustments
Less: Adjusted Taxes(4)	(13,814)	(14,099)	(40,020)	(35,087)
Add: If-Converted Taxes(5)	16,121	17,007	57,264	54,073
Adjusted Net Income, If-Converted	$45,154	$63,985	$163,282	$188,240

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.97	$1.40	$3.61	$4.25
Diluted	$0.95	$1.32	$3.51	$3.99
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,213,986	24,898,355	25,077,835	24,959,382
Diluted	26,974,129	42,117,482	26,616,640	42,358,705

Adjusted Net Income, If-Converted Per Share	$1.08	$1.52	$3.92	$4.44
Weighted-Average Shares Outstanding, If-Converted	41,812,119	42,120,075	41,663,773	42,363,237

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Compensation and Benefits Expense	$180,242	$205,174	$669,141	$640,040
Transaction-Related Compensation Expense(1)	(19)	(4,162)	(11,765)	(14,888)
Adjusted Compensation and Benefits Expense	$180,223	$201,012	$657,376	$625,152

Non-Compensation Expenses
Occupancy and Related	$9,422	$8,898	$35,253	$34,686
Travel and Related	7,726	4,094	25,197	9,073
Professional Fees	5,548	3,193	27,200	27,209
Communications and Information Services	4,078	4,512	16,897	18,060
Depreciation and Amortization	3,319	4,215	15,475	15,750
Other Expenses	9,625	8,341	34,871	27,678
GAAP Non-Compensation Expense	39,718	33,253	154,893	132,456
Amortization of Intangible Assets(2)	(1,230)	(1,927)	(6,506)	(7,777)
Spin-Off-Related Payable Due to Blackstone(3)	(33)	(64)	(804)	(199)
Adjusted Non-Compensation Expense	$38,455	$31,262	$147,583	$124,480

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2022 and 2021 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,213,986	24,898,355	25,077,835	24,959,382
Dilutive Impact of Unvested RSUs(6)	1,760,143	1,942,167	1,538,805	1,680,900
Dilutive Impact of Partnership Units(7)	—	15,276,960	—	15,718,423
Diluted Shares Outstanding, GAAP	26,974,129	42,117,482	26,616,640	42,358,705

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,213,986	24,898,355	25,077,835	24,959,382
Unvested RSUs(8)	1,760,143	1,944,760	1,540,744	1,685,432
Partnership Units(7)	14,837,990	15,276,960	15,045,194	15,718,423
If-Converted Shares Outstanding	41,812,119	42,120,075	41,663,773	42,363,237

	As of December 31,
	2022	2021
Fully-Diluted Shares Outstanding(9)	43,599,438	43,798,482

As of December 31, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a dividend adjusted volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year service based vesting requirement, with 20% vesting per annum.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of all Partnership Units, excluding Partnership Units that have yet to satisfy certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)

Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of December 31, 2022, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note:	Amounts presented in tables above may not add or recalculate due to rounding.